UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATLANTIC RESOURCES INC.

---------------------------

(Exact name of registrant as specified in its charter)

NEVADA	1000	Pending
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification
incorporation or organization	Classification Code Number	Number

     Atlantic Resources Inc.
#606 - 610 Granville St.
Vancouver, B.C. V6C 3T3
Telephone: 604-568-0059
Facsimile: 604-568-0061
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(Address and telephone number of principal executive offices)

Corp 95
2620 Regatta Dr. Suite 102
Las Vegas, Nevada, 89128
Telephone: 949-487-2436
Facsimile: 949-218-4176
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(Name, address and telephone number of agent for service)

Approximate date of	as soon as practicable after the effective date of
this proposed sale to the public:	Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	| |	Accelerated filer	| |
Non-accelerated filer	| |	Smaller reporting company	| X |

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	AMOUNT TO BE	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	REGISTERED	MAXIUM	MAXIMUM	REGISTRATION
SECURITIES TO		OFFERING	AGGREGATE	FEE (2)
BE REGISTERED		PRICE PER	OFFERING
		SHARE (1)	PRICE (2)

Common Stock	$85,000	$0.05	$85,000	$9.10

(1)	Based on the last sales price on April 26, 2007.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated February 19, 2007

PROSPECTUS
ATLANTIC RESOURCES INC.
1,700,000 SHARES
COMMON STOCK

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The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

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The purchase of the securities offered through this prospectus involves a high degree of risk. See Section Entitled “Risk Factors” on pages 6-8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The Date Of This Prospectus Is: February 19, 2007

Table Of Contents

Page
Summary	5
Risk Factors	6
-1 If we do not obtain additional financing, our business will fail	6
-2 Because we have not commenced business operations, we face a high risk of business failure	6
-3 Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
-4 Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.	7
-5 Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.	7
-6 Even if we discover commercial reserves of precious metals on the Victoria Vein Mining claim, we may not be able to successfully obtain commercial production	7
-8 Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-9 Because our directors have no technical experience in mineral exploration, our business has a high risk of failure	8
-10 If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result	8
-11 A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds	8
Determination of Offering Price	9
Dilution	9
Selling Securityholders	9
Plan of Distribution	11
Legal Proceedings	13
Directors, Executive Officers, Promoters and Control Persons	13
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	15
Interest of Named Experts and Counsel	16
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	16
Organization Within Last Five Years	16
Description of Business	16
Compliance with Government Regulation	19
Plan of Operations	21
Description of Property	22
Certain Relationships and Related Transactions	22
Market for Common Equity and Related Stockholder Matters	22
Executive Compensation	23
Financial Statements	23
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	25

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Victoria Vein Mining claim, which is located about 8 kilometers northwest of the north end of Tatlayoko Lake, approximately 250 kilometers west of Williams Lake, British Columbia, Canada. We acquired the property from 1698727 Ontario Inc. for $7,500.

Our objective is to conduct mineral exploration activities on the Victoria Vein Mining claim in order to assess whether it possesses economic reserves of gold. We have not yet identified any economic mineralization on the Victoria Vein Mining claim. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 9, 2007, under the laws of the state of Nevada. Our principal offices are located at # 606-610 Granville St., Vancouver, British Columbia Canada V6C 3T3. Our telephone number is (604) 568-0059.

The Offering:

Securities Being Offered	Up to 1,700,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude when all of the 1,700,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	4,700,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	July 31, 2007	October 31, 2007
	(audited)	(unaudited)
Cash	$21,641
Total Assets	$21,641
Liabilities	$1,500
Total Stockholders’ Equity	$20,141

Statement of Operations

From Incorporation on
February 9, 2007 to October 31, 2007
(unaudited)

Revenue	$0
Net Loss and Deficit	($9,059)

Risk Factors

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended exploration of the Vic Vein Mining claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Vic Vein claim. While we have sufficient funds to conduct initial exploration on the claim, we will need additional funds to complete any additional recommended exploration. Even after completing initial exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

Because we have not commenced business operations, we face a high risk of business failure.

We have not yet commenced exploration on the Vic Vein Mining claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 9, 2007 and to date have been involved primarily in organizational activities and the acquisition of an interest in the Vic Vein claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Vic Vein Mining claim and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Vic Vein claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.

The report of our independent accountant to our audited financial statements for the period ended July 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on the Vic Vein Mining claim, we may not be able to successfully commence commercial production.

The Vic Vein claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing quartz diorite and gold of commercial tonnage and grade, we will require additional funds in order to place the Vic Vein claim into commercial production. We may not be able to obtain such financing.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Raffi Khorchidian, intends to devote approximately 30% of his business time providing his services to us. While our director presently possess adequate time to attend to our interests, it is possible that the demands on our director from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 1,700,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.	1,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 14, 2007;

2.	500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 26, 2007;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Patricia Comeau 5569 Keith St Burnaby,BC V5J 3C4	200,000	200,000	Nil	Nil
Ophelia Sahakian 4127 Virginia Cr. North Vancouver,BC V7R 3Z7	200,000	200,000	Nil	Nil
Leon Khorchidian #811-828 Howe St. Vancouver,BC V6Z 2X2	200,000	200,000	Nil	Nil
Vartouhy Khorchidian 10550-154A St. Surrey,BC	200,000	200,000	Nil	Nil
Alan Sahakian 919 Broadview Dr. North Vancouver,BC V7H 2E9	200,000	200,000	Nil	Nil
Taline Giragosian 1127 Carnaby Place North Vancouver,BC V7H 2A2	200,000	200,000	Nil	Nil
Rob Oslic 11380 Surrey Road Surrey,BC V3R 5T3	20,000	20,000	Nil	Nil
Henry Peters 2224 Petrie Ct. Coquitlam,BC V3K 6E7	20,000	20,000	Nil	Nil
Jack Khorchidian 335 E. 26th St. North Vancouver,BC	20,000	20,000	Nil	Nil

Laura Corinne Oslic 11380 Surrey RD Surrey,BC V3R 5T3	20,000	20,000	Nil	Nil
Jim Platis 8860 Bairdmore Cres Richmond,BC V7C 1M7	20,000	20,000	Nil	Nil
Loutfig Demirjian BST-919 Broadview Drive North Vancouver,BC V7M 2E9	20,000	20,000	Nil	Nil
Raffi Donabedian 8191 Fairbrook Cr. Richmond,BC V7C 1Z2	20,000	20,000	Nil	Nil
Garine Demirdjian 919 Broadview Dr. North Vancouver,BC V7H 2E9	20,000	20,000	Nil	Nil
Patty Yeterian 3002 W. King Edward Ave. Vancouver,BC V6L 1V3	20,000	20,000	Nil	Nil
Jean Jacques Donabedian 8191 Fairbrook Cres. Richmond,BC V7C 1Z2	20,000	20,000	Nil	Nil
Zare Giragosian 1127 Carnaby Place North Vancouver,BC V7H 2A2	20,000	20,000	Nil	Nil
Dick Lau #1026-470 Granville st. Vancouver,BC V6C 1V5	20,000	20,000	Nil	Nil
Bobbie Brockelmann 2224 Petrie Cre Coquitlam,BC V3K 6E7	20,000	20,000	Nil	Nil
Sossi Dakessian BST-919 Broadview Drive North Vancouver,BC	20,000	20,000	Nil	Nil
Vahik Sahakian 4127 Virginia Cr. North Vancouver,BC V7R 3Z7	20,000	20,000	Nil	Nil
Remon Jubran 103-10698 151 A st. Surrey,BC V3R 8T5	20,000	20,000	Nil	Nil
John Arabatlian 18515 56A Ave Surrey,BC V3S 8J3	20,000	20,000	Nil	Nil
Tamar Demirdjian 919 Broadview Dr. North Vancouver,BC V7H 2E9	20,000	20,000	Nil	Nil
Marcello Leone 6387 Churchhill Street Vancouver,BC V6M 3H8	20,000	20,000	Nil	Nil
Carla G. Leone 6387 Churchhill St. Vancouver,BC V6M 3H8	20,000	20,000	Nil	Nil
Kevin White 6-9339 Alberta Rd. Richmond,BC V6Y 4E3	20,000	20,000	Nil	Nil

Sean Comeau 1401-1050 Burrard st. Vancouver,BC	20,000	20,000	Nil	Nil
Rob Harris 706-3771 Bartlett Court Burnaby,BC	20,000	20,000	Nil	Nil
Randall Andrus 4720 Woodley Dr. West Vancouver, BC V7S 3A1	20,000	20,000	Nil	Nil
Aghavne Sahakian 919 Broadview Dr. North Vancouver,BC V7H 2E9	20,000	20,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 1,700,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. Such sales may occur in private transactions arranged by each selling shareholder in accordance with resale exemptions in applicable jurisdictions or through the facilities of the OTC Bulletin Board, if we successfully obtain a quotation for our stock, of which there is no guarantee.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

We determined this offering price based upon the price of the last sale of our common stock to investors. This offering price has no relationship to book value. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

1	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

3	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

4	contains a toll-free telephone number for inquiries on disciplinary actions;

5	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

6	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1	with bid and offer quotations for the penny stock;

2	details of the compensation of the broker-dealer and its salesperson in the transaction;

3	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of February 19, 2007, there were 4,700,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by K.R. Margetson Ltd., Chartered Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description Of Business

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in one mineral claim known as the Vic Vein Mining claim is located approximately 250 km west of Williams Lake, British Columbia, Canada. We purchased this claim from 1698727 Ontario Inc.

There is no assurance that a commercially viable mineral deposit exists on the Vic Vein claim. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Vic Vein Mining claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Vic Vein claim in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that an economic mineral deposit exists on the Vic Vein Mining claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Vic Vein claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Vic Vein Mining claim Purchase

On April 18, 2007, we entered into a Mineral Property Staking and Purchase Agreement with 1698727 Ontario Inc. whereby we purchased a 100% interest in the Vic Vein mining claim for $7,500.

Description, Location and Access

The Vic Vein Mining claim is located in the approximately 250 kilometers west of Williams Lake, British Columbia, just 8 kilometers northwest of the north end of Tatlayoko Lake. The property is accessible by a four wheel drive road from the Mt. Skinner access road.

Climate and Topography

The climate is dry and cool in the winter, while summers are generally warm and dry. The topography of the claims is typical of the west Chilcotin area consisting of broad valleys and uplands. Local elevation on the property ranges from 850 to1850 meters. The vegetation in general consists of jack pine and spruce trees with occasional open meadows and swamps.

Title to the Vic Vein Mining claim

The Vic Vein Mining claim consists of two mineral claims. A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.

Claims details are as follows:

Claim Name	Record Number	Expiry Date
----------------	----------------------	----------------
Victoria Mining Claim	561213	June 26, 2008
Victoria Mining Claim	561217	June 26, 2008

Property Geology and Mineralization

Most of the claim property is underlain by a quartz diorite intrusion. Numerous mafic, intermediate and felsic dykes, up to three meters thick, intrude the quartz diorite. Sporadic chlorite-epidote alteration is present in the intrusion.

The Victoria vein is a mesothermal quartz vein within the quartz diorite intrusion. The length of the vein is undetermined but is at least 125 meters long, of which 110 meters has been exposed by hand trenching.

The vein pinches and swells and appears to be fault controlled. The vein is up to 1.4 meters in thickness, and strikes between 050 and 070 degrees, dipping at least 70 degrees northwest. The host quartz diorite is moderately silicified and chloritized adjacent to the vein and some argillic alteration is present.

The Victoria vein contains up to 5% pyrite, with a trace of chalcopyrite, locally associated with malachite on fracture surfaces. Fractures are common and are rich in limonite and also hematite. Native gold occurs on some fracture surfaces.

Exploration History

Only a limited amount of prospecting and hand trenching had been completed in the vicinity of the Victoria gold vein. Elsewhere, within the immediate region, limited exploration for both base and precious metals has been completed since the 1900’s. Sampling, mapping, and geophysical surveying were completed on a grid basis over the Victoria Vein and its extension. In addition limited backhoe trenching was completed on the vein.

Geological Report

We have obtained a geological report on the Vic Vein Mining claim that was prepared by Amanda Tremblay. Ms. Tremblay has an Honors Bachelor of Science degree in Geology from Queens University.

The geological report summarizes details concerning the Vic vein claim and makes a recommendation for further exploration work.

Based on her review of geological information relating to the Vic Vein Mining claim, Ms. Tremblay recommends an initial exploration program on the property consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole.

Grid emplacement involves dividing the claims area into subsections in order to aid the plotting of exploration data.

Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling consists of a geologist gathering pieces of rock or soil for mineral testing because they appear to contain valuable mineralization.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

  Water discharge will have to meet water standards;

  Dust generation will have to be minimal or otherwise re-mediated;

  Dumping of material on the surface will have to be re-contoured and re- vegetated;

  An assessment of all material to be left on the surface will need to be environmentally benign;

  Ground water will have to be monitored for any potential contaminants;

  The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

  There will have to be an impact report of the work on the local fauna and flora.

Because there will not be any appreciable disturbance to the land during the phase one and two exploration programs on the Vic Vein claim, we will not have to seek any government approvals prior to conducting exploration.

Employees

We have no employees as of the date of this prospectus other than our directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form S-1 is declared effective.

We have filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. This site contains information statements and other information regarding issuers that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Description Of Property

We have the right to explore for and extract minerals from the Vic Vein Mining claim. We do not own any real property interest in the Vic Vein claim or any other property.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2620 Regatta Dr. Suite 102, Las Vegas, Nevada, 89128.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have thirty-two registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 47,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period ending July 31, 2007 and unaudited interim financial statements for the period ending October 31, 2007 including:

a.	Balance Sheet;

b.	Statement of Operation;

c.	Statement of Stockholders’ Equity;

d.	Statement of Cash Flows; and

e.	Notes to Financial Statements

ATLANTIC RESOURCES INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

July 31, 2007

K. R. MARGETSON LTD.	CHARTERED ACCOUNTANT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Atlantic Resources Inc.

We have audited the accompanying balance sheet of Atlantic Resources Inc. (An Exploration Stage Company) as of July 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from February 9, 2007 (Date of Inception) to July 31 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2007 and the results of its operations and its cash flows for period from February 9, 2007 (Date of Inception) to July 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared using accounting principles generally accepted in the Unites States of America assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is an exploration stage company and has yet to commence operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to their planned financing and other matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Sechelt, Canada	“K. R. MARGETSON LTD.”
November 24, 2007	Chartered Accountant

PO BOX 45, 5588 INLET AVENUE	TELEPHONE: 604-885-2810 NE: 604-885-2810
SECHELT, BC V0N 3A0	FACSIMILE: 604-885-2834
CANADA	E-MAIL: keith@krmargetson.com

ATLANTIC RESOURCES INC.
(An Exploration Stage Company)
BALANCE SHEET
July 31, 2007

ASSETS

Current
Cash and cash equivalents	$21,641

Total Assets	$21,641

LIABILITIES

Current
Accounts payable and accrued liabilities – Note 4	$1,000
Due to related party – Note 5	500

Total Liabilities	$1,500

STOCKHOLDERS’ EQUITY

Capital Stock – Note 7
Authorized:
70,000,000 common shares with a par value of $.001
Issued and outstanding
4,700,000 common shares	$4,700
Additional paid in capital	24,500
Deficit accumulated during exploration stage	(9,059)

Total Stockholders’ Equity	$20,141

Total Liabilities and Stockholders’ Equity	$21,641

Going Concern – Note 2

SEE ACCOMPANYING NOTES

1

ATLANTIC RESOURCES INC.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
for the period from February 9, 2007
(Date of Inception)
to July 31, 2007

		Accumulated for
		the period from
		February 9, 2007
		(Date of Inception) to
		July 31, 2007

Expenses
Geological, mineral and prospect costs		$7,500
General and administrative		59
Incorporation costs		500
Professional fees		1,000

Net loss for the period	$	(9,059)

Basic and fully diluted net loss per common share		( .002)

Weighted average common shares outstanding		3,708,140

SEE ACCOMPANYING NOTES

2

ATLANTIC RESOURCES INC.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
for the period from February 9, 2007
(Date of Inception)
to July 31, 2007

		Accumulated for
		the period from
		February 9, 2007
		(Date of Inception) to
		July 31, 2007

Operating Activities
Net loss for the period	$	(9,059)
Cash provided by (used in) changes in operating assets and
liabilities
Accounts payable and accrued liabilities		1,000

Net cash provided by (used in) Operating Activities		(8,059)

Financing Activities
Advance from related party		500
Common stock issued for cash		29,200

Net cash proved by Financing Activities		29,700

Increase in cash and cash equivalents during the period		21,641
Cash and cash equivalents, beginning of the period		--

Cash and cash equivalents, end of the period		$21,641

Supplemented disclosure of cash flow
information:
Cash paid for:
Interest	$	----

Income taxes	$	----

SEE ACCOMPANYING NOTES

3

ATLANTIC RESOURCES INC.
(An Exploration Stage Company)
STATEMENT OF
STOCKHOLDERS’ EQUITY
for the period from February 9, 2007
(Date of Inception)
to July 31, 2007

			Additional
	Common Stock		Paid -in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, February 9, 2007	--	$--	$--	$--	$--

Shares issued for $.001 March	3,000,000
12, 2007		3,000	--	--	3,000
Shares issued for $.001 March
14, 2007	1,200,000	1,200	--	--	1,200
Shares issued for $.05 April 26,
2007	500,000	500	24,500	--	25,000
Net loss for the period ended
July 31, 2007	--	--	--	(9,059)	(9,059)

Balance, July 31, 2007	4,700,000	$4,700	$24,500	$(9,059)	$20,141

SEE ACCOMPANYING NOTES

4

ATLANTIC RESOURCES INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2007

Note 1

Operations

The Company was incorporated in the State of Nevada on February 9, 2007 and is in the exploration stage.  The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy expenditure requirements and to complete the development of the property and upon future profitable production or proceeds from the sale thereof..

The Company has adopted July 31as its fiscal year end.

Note 2

Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Going Concern

These financial statements have been prepared on the going concern basis, which presumes that the Company will continue operations for the foreseeable future and will be able to realize assets and discharge liabilities in the normal course of business. The Company has accumulated a deficit of $9,059 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  These financial statements do not reflect the adjustments or reclassifications to the assets and liabilities which would be necessary if the Company was unable to continue its operations.  Management anticipates that additional funding will be in the form of equity financing from the sale of common stock.  Management may also seek to obtain short-term loans from the directors of the Company.  There are no current arrangements in place for equity funding or short-term loans.

Revenue Recognition

The Company recognizes revenue when minerals are delivered to the purchaser.

Atlantic Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

July 31, 2007

Note 2

Summary of Significant Accounting Policies – (cont’d)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may ultimately differ from the estimates.  Management believes such estimates to be reasonable.

Cash Equivalents

Cash equivalents are defined as highly liquid securities with maturities of three months or less.

Mineral Property Costs

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  From that time forward, the Company will capitalize all costs to the extent that future cosh flows from mineral reserves equal or exceed the costs deferred.  The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production.  Costs related to site restoration programs will be accrued over the life of the project.  To date, the Company has not established any proven reserves on its mineral property.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” and International Accounting Standards IAS 33.  Basic loss per share is computed using the weighted average number of shares outstanding during the period (year).  Diluted earning’s per share includes the potentially dilutive effect of outstanding common stock options and warrants which are convertible to common shares.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“FAS 109”) which requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded

Atlantic Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

July 31, 2007

Note 2

Summary of Significant Accounting Policies – (cont’d)

Environmental Costs – (cont’d)

Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of:

i)

completion of a feasibility study; or

ii)

the Company’s commitment to a plan of action based on the then known facts.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and cash equivalents, accounts payable and accrued liabilities and related party payable, approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”,  which is effective for the Company as of its inception.  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.  The Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

Cash and Currency Risks

The Company incurs expenditures in Canadian and U.S. dollars. Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations.  As at July 31, 2007, there were no amounts denominated in Canadian dollars included in the financial statements. The Company has cash balances at well-known financial institutions.  Balances in U.S. dollars at Canadian institutions are not protected by insurance and are therefore subject to deposit risk.  As at July 31, 2007 all cash and equivalents represented cash at Canadian financial institutions.

Atlantic Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

July 31, 2007

Note 2

Summary of Significant Accounting Policies – (cont’d)

Foreign Currency Translations

The Company's functional currency is US dollars. Foreign currency balances are translated into US dollars as follows:

Monetary assets and liabilities are translated at the period-end exchange rate. Non-monetary assets are translated at the rate of exchange in effect at their acquisition, unless such assets are carried at market or nominal value, in which case they are translated at the period-end exchange rate. Revenue and expense items are translated at the average exchange rate for the period. Foreign exchange gains and losses in the period are included in operations

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date.   Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3

Mineral Property

On April 18 2007, the Company purchased a mineral claim in the Province of British Columbia for $7,500.  The claim will expire on June 26, 2008 unless the Company carries out assessment procedures as required by government.

Note 4

Accounts Payable and Accrued Liabilities

Accrued professional fees payable	$ 1,000

Note 5

Due to related party

The account represents company costs paid for by a major shareholder and director.  There is no interest or stated terms of repayment.

Note 6

Income Taxes

The impact of differences between the Company’s reported income tax provision on operating income and the benefit that would otherwise result from the application of statutory rates is noted below.  As management cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded.

Atlantic Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

July 31, 2007

Note 6

Income Taxes  - (cont’d)

Income tax recovery at the statutory rate of 34.1%		$3,089
Permanent difference		43
Timing difference of incorporation cost		162
Valuation allowance		(3,294)

Net income tax benefit	$	---

As at July 2007, the net deferred tax asset is as follows

Deferred tax assets
Net operating loss carried forward of $9,658		$3,294
Less valuation allowance		(3,294)

	$	---

Under normal circumstances the ability to apply the tax loss of $9,658 will expire in 2027.

Note 7

Capital Stock

On March 12, 2007, the Company issued 3,000,000 common shares for $3,000 in cash to the sole director.

On March 14, 2007, the Company issued 1,200,000 common shares for $1,200 in cash.

On April 26, 2007, the Company issued 500,000 common shares for $25,000 in cash.

There are no shares subject to options, warrants or other agreements as at July 31, 2007.

ATLANTIC RESOURCES INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

October 31, 2007

ATLANTIC RESOURCES INC.
(An Exploration Stage Company)
INTERIM BALANCE SHEET
October 31, 2007 and July 31, 2007

	October 31	July 31
	2007	2007
ASSETS

Current
Cash and cash equivalents	$21,622	$21,641

Total Assets	$21,622	$21,641

LIABILITIES

Current
Accounts payable and accrued liabilities – Note 5	$1,000	$1,000
Due to related party – Note 6	500	500

Total Liabilities	$1 ,500	$1,500

STOCKHOLDERS’ EQUITY

Capital stock – Note 7
Authorized
70,000,000 common shares, par value $0.001
Issued and outstanding
4,700,000 common shares	4,700	4,700
Additional paid-in capital	24,500	24,500
Deficit, accumulated during the exploration stage	(9,078)	(9,059)

Total Stockholders’ Equity	20,122	20,141

Total Liabilities and Stockholders’ Equity	$21,622	$21,641

Going Concern – Note 3

SEE ACCOMPANYING NOTES

1

ATLANTIC RESOURCES INC.
(An Exploration Stage Company)
INTERIM STATEMENT OF OPERATIONS
for the three months ended October 31, 2007
and for the period from February 9, 2007 (Date of Inception)
to October 31, 2007

		Accumulated for
		the Period from
		February 9, 2007
		(Date of
	Three months	Inception)
	October 31	To October 31
	2007	2007

Expenses
Geological, mineral and prospect costs	$-	$7,500
General and administrative	19	78
Incorporation costs	-	500
Professional fees	-	1,000

	19	9,078

Net loss for the period	(19)	$(9,078)

Basic and diluted earnings per common share	$(0.000)	$(0.000)

Weighted average common shares outstanding	4,700,000	4,053,788

SEE ACCOMPANYING NOTES

2

ATLANTIC RESOURCES INC.
(An Exploration Stage Company)
INTERIM STATEMENT OF CASH FLOWS
for the three months ended October 31, 2007
and for the period from February 9, 2007 (Date of Inception)
to October 31, 2007

		Accumulated for
		the
		Period from
		February 9, 2007
	Three months	(Date of Inception)
	ended October 31	to October 31
	2007	2007
Operating Activities
Loss for the period	$(19)	$(9,078)
Changes in non-cash working capital items
Accounts payable and accrued liabilities	-	1,000
Net cash provided by (used in) operating Activities	(19)	(8,078)
Financing Activities
Advance from related party	-	500
Common stock issued for cash	-	29,200
	-	29,700

Increase (Decrease) In Cash and Cash Equivalents
During The Period	(19)	21,622
Cash and Cash Equivalents, Beginning of Period	21,641	-

Cash and Cash Equivalents, End of Period	$21,622	$21,622

Supplementary disclosure of dash flow information
Cash paid for
Interest	$-	$-
Income taxes	$-	$-

SEE ACCOMPANYING NOTES

3

ATLANTIC RESOURCES INC.
(An Exploration Stage Company)
INTERIM STATEMENT OF
STOCKHOLDERS’ EQUITY
for the period from February 9, 2007
(Date of Inception)
to October 31, 2007

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, February 9, 2007	--	$--	$--	$--	$--

Shares issued for $.001 March
12, 2007	3,000,000	3,000	--	--	3,000
Shares issued for $.001 March
14, 2007	1,200,000	1,200	--	--	1,200
Shares issued for $.05 April 26,
2007	500,000	500	24,500	--	25,000
Net loss for the period ended
July 31, 2007	--	--	--	(9,059)	(9,059)

Balance, July 31, 2007	4,700,000	$4,700	$24,500	$(9,059)	$20,141
Net loss for the 3 month period
ended October 31, 2007	--	--	--	(19)	(19)

Balance, October 31, 2007	4,700,000	$4,700	$24,500	$(9,078)	$20,122

SEE ACCOMPANYING NOTES

4

ATLANTIC RESOURCES INC.

(An Exploration Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

October 31, 2007

Note 1

Operations

The Company was incorporated in the State of Nevada on February 9, 2007 and is in the exploration stage.  The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy expenditure requirements and to complete the development of the property and upon future profitable production or proceeds from the sale thereof..

The Company has adopted July 31as its fiscal year end.

Note 2

Interim Reporting

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B.  They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made.  Operating results for the three months ended October 31, 2007 are not necessarily indicative of the results that may be expected for the year ended July 31, 2008.

Note 3

Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Going Concern

These financial statements have been prepared on the going concern basis, which presumes that the Company will continue operations for the foreseeable future and will be able to realize assets and discharge liabilities in the normal course of business. The Company has accumulated a deficit of $9,078 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  These financial statements do not reflect the adjustments or reclassifications to the assets and liabilities which would be necessary if the Company was unable to continue its operations.  Management anticipates that additional funding will be in the form of equity financing from the sale of common stock.  The Company may also seek to obtain short-term loans from the directors of the Company.  There are no current arrangements in place for equity funding or short-term loans.

Atlantic Resources Inc.

(An Exploration Stage Company)

Notes to the Interim Financial Statements

October 31, 2007

Note 3

Summary of Significant Accounting Policies – (cont’d)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may ultimately differ from the estimates.  Management believes such estimates to be reasonable.

Mineral Property Costs

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  From that time forward, the Company will capitalize all costs to the extent that future cosh flows from mineral reserves equal or exceed the costs deferred.  The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production.  Costs related to site restoration programs will be accrued over the life of the project.  To date, the Company has not established any proven reserves on its mineral property.

Note 4

Mineral Property

On April 18 2007, the Company purchased a mineral claim in the Province of British Columbia for $7,500.  The claim will expire on June 26, 2008 unless the Company carries out assessment procedures as required by government.

Note 5

Accounts Payable and Accrued Liabilities

Accrued professional fees payable	$ 1,000

Note 6

Due to Related Party

The account represents company costs paid by a major shareholder and director.  There is no interest or stated terms of repayment.

Atlantic Resources Inc.

(An Exploration Stage Company)

Notes to the Interim Financial Statements

October 31, 2007

Note 7

Capital Stock

On March 12, 2007, the Company issued 3,000,000 common shares for $3,000 in cash to the sole director.

On March 14, 2007, the Company issued 1,200,000 common shares for $1,200 in cash.

On April 26, 2007, the Company issued 500,000 common shares for $25,000 in cash.

There are no shares subject to options, warrants or other agreements as at October 31, 2007.

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended exploration work on the Vic Vein Mining claim consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole. We estimate that the cost of this entire program, which we will conduct in phases, will be approximately $50,000.

We intend to commence the initial phase of exploration in the spring of 2008 and anticipate that it will be completed by the summer of 2008, including the interpretation of all data collected. As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. Total expenditures over the next 12 months are therefore expected to be $65,000.

While we have enough funds to cover the anticipated exploration expenses associated with the first phase of the exploration program, we will require additional funding in order to proceed with additional exploration on the Vic Vein claim and to cover administrative expenses. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through October 31, 2007

We have not earned any revenues from our incorporation on February 9, 2007 to October 31, 2007. We do not anticipate earning revenues unless we enter into commercial production on the Vic Vein claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Vic Vein claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $9,059 for the period from our inception on February 9, 2007 to October 31, 2007. These operating expenses were comprised of mineral property acquisition costs of $7,500, legal and accounting fees of $1,000, organizational costs of $500 and office and sundry fees of $59.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Raffi Khorchidian	41

Executive Officers:
			.
Name of Officer	Age	Office
Raffi Khorchidian	41	President and Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Raffi Khorchidian has acted as our president, chief executive officer and as a director since our incorporation on February 9, 2007. Mr. Khorchidian has been the owner and founder, sole director and shareholder of Graffico. His positions with Graffico have been his principal occupation over the past 15 years. Raffi Khorchidian has over 25 years of experience in the print industry in all aspects of print sales, production and marketing.

Mr. Khorchidian does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr.Khorchidian intends to devote approximately 30% of his business time to our affairs.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Raffi Khorchidian any amount for acting as director of the Company.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 9, 2007 to July 31, 2007 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restr	Options/	LTP
					Other	Stock	SARS (#)	payouts
Name	Title	Year	Salary	Bonus	Comp.	Awarded		($)
Raffi	President	2008	$0	0	0	0	0	$0
Khorchidian	CEO,	2007	$0	0	0	0	0	$0
	Secretary,
	Treasurer
	& Director

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Raffi Khorchidian	3,000,000	63.83%
Common stock	All officers and directors as a group that consists of one person	3,000,000	63.83%

The percent of class is based on 4,700,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our promoter, Raffi Khorchidian;
*	Any member of the immediate family of any of the foregoing persons.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The director may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$9.10
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$6,500.00
Legal fees and expenses	$1,500.00
Edgar filing fees	$1,000.00
Total	$10,009.14

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales Of Unregistered Securities

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to our president, Raffi Khorchidian, on March 12, 2007. The total amount received from this offering was $3,000. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.001 per share to a total of six purchasers on March 14, 2007. The total amount received from this offering was $1,200. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Ophelia Sahakian	200,000
Levon Khorchidian	200,000
Vartouhy Khorchidian	200,000
Patricia Comeau	200,000
Alan Sahakian	200,000
Taline Giragosian	200,000

We completed an offering of 500,000 shares of our common stock at a price of $0.05 per share to a total of 25 purchasers on April 26, 2007. The total amount received from this offering was $25,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Rob Oslic	20,000
Henry Peters	20,000
Jack Khorchidian	20,000
Laura Oslic	20,000
Jim Platis	20,000
Loutfig Demirjian	20,000
Raffi Donabedian	20,000

Garine Demirjian	20,000
Patty Yeterian	20,000
Jean Jacques Donabedian	20,000
Zare Giragosian	20,000
Dick Lau	20,000
Bobbie Brockelmann	20,000
Sossi Dakessian	20,000
Vahik Sahakian	20,000
Remon Jubran	20,000
John Arabatlian	20,000
Tamar Demirdjian	20,000
Marcello Leone	20,000
Carla Leone	20,000
Kevin White	20,000
Sean Comeau	20,000
Rob Harris	20,000
Randall Andrus	20,000
Aghavne Sahakian	20,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion with consent to use
10.1	Mineral property agreement dated April 18, 2007
23.1	Consent of K.R. Margetson Ltd., Certified Public Accountant
99.1	Location map

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vancouver, Province of British Columbia on February 19, 2007.

Atlantic Resources Inc.

By: /s/ Raffi Khorchidian
-------------------------------------
Raffi Khorchidian

President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Raffi Khorchidian	President, Chief Executive Officer,	February 19, 2007
Raffi Khorchidian	Secretary, Treasurer, principal
accounting officer, principal financial
officer and Director